UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2021

GP Strategies Corporation

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
1-7234		52-0845774
(Commission File Number)		(IRS Employer Identification No.)

70 Corporate Center 11000 Broken Land Parkway, Suite 300, Columbia, MD	21044
(Address of principal executive offices)	(Zip Code)

(443) 367-9600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GPX	NYSE (New York Stock Exchange)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 15, 2021, GP Strategies Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Learning Technologies Group plc, a public limited company incorporated in England and Wales (“LTG”), Learning Technologies Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of LTG (“US Holdco”), and Gravity Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of US Holdco (“Merger Sub”). The Merger Agreement provides, subject to its terms and conditions, for the acquisition of the Company by LTG at a price of $20.85 in cash for each share of the Company’s common stock (each, a “Share”), without interest thereon and subject to deduction for any required withholding tax (the “Merger Consideration”), through the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned, indirect subsidiary of LTG (the “Surviving Corporation”). The Company’s board of directors (the “Board”) has unanimously approved the Merger and the Merger Agreement and recommended that the stockholders of the Company adopt the Merger Agreement.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

•

each Share that is issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the treasury of the Company or owned by the Company, any subsidiary of the Company, LTG, US Holdco, Merger Sub or any other subsidiary of LTG immediately prior to the Effective Time, all of which will be canceled, and (ii) Shares held by stockholders who do not vote in favor of the Merger and who properly exercise their appraisal rights under, and comply in all respects with applicable provisions of, Delaware law) will be automatically cancelled and converted into the right to receive the Merger Consideration;

•

each restricted stock unit granted by the Company that is subject only to time-based vesting conditions and is outstanding and unvested at the Effective Time will automatically be cancelled and converted into the right to receive from the Surviving Corporation an amount of cash equal to the product of (a) the number of Shares then underlying such restricted stock unit, multiplied by (b) the Merger Consideration; and

•

each restricted stock unit granted by the Company that is subject to performance-based vesting conditions and is outstanding and unvested at the Effective Time will automatically be cancelled and converted into the right to receive from the Surviving Corporation an amount of cash equal to the product of (a) the number of Shares that vest upon a “Sale of the Company” (as defined in the GP Strategies Corporation 2021 Long-Term Incentive Program) pursuant to the terms of the grant of such restricted stock unit, multiplied by (b) the Merger Consideration.

Pursuant to the Merger Agreement, the GP Strategies Corporation 2011 Stock Incentive Plan will be terminated immediately prior the Effective Time, and participants in the GP Strategies Corporation 2011 Stock Incentive Plan will not have any rights thereunder following the Effective Time, except for the right to receive the payments described above.

Under the Merger Agreement, the Company will be subject to customary restrictions on its, its subsidiaries’, and its and their representatives’ ability to (i) solicit, initiate or knowingly encourage or facilitate the making of any alternative acquisition proposals (or any proposals or offers that would reasonably be expected to lead to alternative acquisition proposals) or any inquiries regarding alternative acquisition proposals, (ii) engage in, continue or otherwise participate in discussions or negotiations regarding, or furnish information to third parties in connection with or for the purposes of soliciting, initiating or knowingly encouraging or facilitating, alternative acquisition proposals, (iii) approve, adopt, publicly recommend or enter into any letter of intent or similar document, agreement, commitment or agreement in principle with respect to any alternative acquisition proposal, or publicly propose to do so, (iv) take any action to make the provisions of any applicable anti-takeover statute or regulation inapplicable to a third party or any alternative acquisition proposal, or (v) otherwise cooperate with or assist or participate in any such inquiries, proposals, offers, discussions or negotiations, in each case except as otherwise permitted by the Merger Agreement (including as permitted thereby in connection with receipt of any bona fide and unsolicited written alternative acquisition proposal that did not result from a material breach of the Merger Agreement and that the Board determines in good faith is, or could reasonably be expected to result in, a “Superior Proposal” (as defined in the Merger Agreement)).

The Merger Agreement requires the Company to convene and hold a meeting of its stockholders to consider, among other things, adoption of the Merger Agreement. In addition, the Merger Agreement requires that, subject to certain exceptions, the Board recommend the adoption of the Merger Agreement by the Company’s stockholders, and prohibits the Board from (i) failing to include such recommendation in the Company’s proxy statement, or removing such recommendation from such proxy statement, (ii) changing, qualifying, withholding or withdrawing such recommendation in a manner adverse to LTG or its affiliates, or authorizing or publicly proposing any such change, qualification, withholding or withdrawal of such recommendation, (iii) adopting, approving, authorizing or recommending to the Company’s stockholders any alternative acquisition proposal, or resolving or publicly proposing or announcing its intention to do so (each of the actions described in the foregoing clauses (i), (ii) and (iii), a “Board Recommendation Change”), or (iv) authorizing, causing or permitting the Company to enter into any letter of intent, memorandum of understanding, agreement, commitment or agreement in principle with respect to, or reasonably likely to lead to, an alternative acquisition proposal, in each case except as otherwise permitted by the Merger Agreement (including as permitted thereby in relation to compliance by the Board with its fiduciary duties under applicable law following the occurrence of an “Intervening Event” (as defined in the Merger Agreement), subject to the requirements and limitations set forth in the Merger Agreement). In the event that the Company receives a bona fide and unsolicited alternative acquisition proposal that did not result from a material breach of the Merger Agreement and that the Board determines in good faith is a “Superior Proposal” (as defined in the Merger Agreement), the Merger Agreement requires the Company to afford LTG the opportunity to propose revisions to the terms of the Merger Agreement so that such alternative acquisition proposal would no longer be a “Superior Proposal.” If, after considering any such revisions proposed by LTG, the Board determines in good faith that such alternative acquisition proposal would nevertheless continue to be a “Superior Proposal” and that the failure to make a Board Recommendation Change (or to cause the Company to terminate the Merger Agreement in order to enter into a definitive agreement relating to such alternative acquisition proposal) would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law, then the Merger Agreement permits the Board to, prior to obtaining the Stockholder Approval (as hereinafter defined) and subject to the requirements and limitations set forth in the Merger Agreement, make a Board Recommendation Change (or cause the Company to terminate the Merger Agreement in order to substantially concurrently enter into a definitive agreement to consummate such alternative acquisition proposal, subject to the Company’s payment of a termination fee to LTG as further described below).

The Merger Agreement contains customary representations and warranties from the Company, on the one hand, and LTG, US Holdco and Merger Sub, on the other hand. It also contains customary covenants, including covenants providing for each of the Company and LTG to use its reasonable best efforts to take all actions necessary, proper or advisable to consummate the Merger as promptly as practicable, and covenants requiring the Company, among other things, to (i) act and carry on its business consistent with the ordinary course of business of the Company during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) use commercially reasonable efforts during such period to maintain and preserve intact its business organization and advantageous business relationships and keep available the services of its employees, and (iii) not engage in specified types of actions during such period without the consent of LTG (not to be unreasonably withheld, conditioned or delayed). The Company and LTG must use their reasonable best efforts to obtain any required antitrust approvals and to cooperate in all respects in connection with the filing of a Joint Voluntary Notice with the Committee on Foreign Investment in the United States (“CFIUS”), subject to certain limitations as set forth in the Merger Agreement.

Completion of the Merger is subject to customary closing conditions, including (i) adoption of the Merger Agreement by the Company’s stockholders (the “Stockholder Approval”), (ii) the absence of governmental orders, stays, decrees, judgments or injunctions, and of statutes, rules or regulations, prohibiting the Merger, (iii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (iv) clearance of the Merger by CFIUS, as reflected in (A) a written notice from CFIUS that the Merger does not constitute a “Covered Transaction” under relevant government regulations, (B) a written notice from CFIUS that it has concluded a review or investigation of the Merger and has concluded all action under the Defense Production Act of 1950 (the “DPA”), or (C) an announcement by the President of the United States, made within the period required by DPA, of a decision not to take any action to suspend or prohibit the Merger. In addition, the obligation of each of the Company and LTG to consummate the Merger is conditioned upon, among other things, the accuracy of the representations and warranties of the other (subject to certain materiality exceptions), and material compliance by the other with its covenants under the Merger Agreement. LTG’s obligation to consummate the Merger is also conditioned upon there not occurring after the date of the Merger Agreement any effect, development, circumstance or change that has, or would reasonably be expected to have, a “Company Material Adverse Effect” (as defined in the Merger Agreement) and upon the admission of the new ordinary shares of LTG to be issued in connection with the Share Issue (as hereinafter defined) to trading on the Alternative Investment Market operated by the London Stock Exchange (the “Share Admission”).

LTG has entered into agreements to obtain equity and debt financing for the transactions contemplated by the Merger Agreement (the “Transactions”). Subject to the terms and conditions set forth in a Multicurrency Senior Term and Revolving Facilities Agreement (the “Facility Agreement”) and related fee letters entered into with LTG, a syndicate of lenders has agreed to provide debt financing to LTG for the Transactions. Numis Securities Limited, Joh. Berenberg, Gossler & Co. KG, London Branch, and Goldman Sachs International have agreed to conduct the placing by LTG of new ordinary shares of capital stock of LTG (the “Share Issue”), subject to the terms and conditions set forth in a placing agreement entered into with LTG (the “Placing Agreement”). The Merger Agreement requires LTG to use reasonable best efforts to consummate and obtain the debt and equity financing on the terms and subject only to the conditions set forth in the Placing Agreement and Facility Agreement (and related fee letters), and to use reasonable best efforts to arrange and obtain alternative financing in the event that the currently contemplated financing becomes unavailable (subject to the terms and obligations set forth in the Merger Agreement). However, neither obtaining the equity financing nor obtaining the debt financing (or any alternative financing) is a condition to closing (though the Share Admission is a condition to closing for LTG, as noted above). Under the Merger Agreement, the Company must use its reasonable best efforts to provide to LTG such cooperation as is customary and reasonably requested by LTG in connection with the equity and debt financing, subject to limitations set forth therein. The Merger Agreement requires LTG to reimburse the Company for all reasonable out-of-pocket costs and expenses incurred by the Company in connection with such cooperation, subject to the limitations set forth therein.

The Merger Agreement may, subject to its terms and conditions (and subject to certain limitations set forth therein), be terminated: (i) by mutual written consent of the Company and LTG; (ii) by either the Company or LTG, if the Merger is not consummated by December 31, 2021 (the “Outside Date”), except that such Outside Date will be extended to January 31, 2022 in the event that, on December 31, 2021, all closing conditions have been satisfied (or waived) or are capable of being satisfied, except for (A) the condition requiring clearance of the Merger by CFIUS, or (B) the condition requiring the absence of orders, stays, decrees, judgments or injunctions, and of statutes, rules or regulations, prohibiting the Merger, where the failure of such condition to be satisfied is a result of an order, stay, decree, judgment or injunction pursuant to the DPA (or otherwise in connection with CFIUS’s review of the Merger) or a statute, rule or regulation that constitutes part of or is issued under the DPA (or otherwise relates to CFIUS’s review of the Merger); (iii) by either the Company or LTG, if a nonappealable final governmental order, decree, ruling, or action permanently restrains, enjoins or otherwise prohibits the consummation of the Merger; (iv) by either the Company or LTG, if (A) the other (or, in the case termination by the Company, if US Holdco or Merger Sub) has breached any representation, warranty, covenant or agreement under the Merger Agreement (or if any representation or warranty of the other (or, in the case of termination by the Company, of US Holdco or Merger Sub) has become untrue after the date of the Merger Agreement), (B) such breach (or untruth) would cause the applicable conditions to closing relating to accuracy of representations and warranties or compliance with covenants to fail to be satisfied and (C) such breach (or untruth) is not timely cured (or is incurable); (v) by the Company, if the Placing Agreement is terminated, or if any underwriter invokes a failure of any condition to the underwriting of the Share Issue and such failure is not curable or, if curable, is not cured prior to the Outside Date; (vi) by the Company, if the completion of the Share Admission has not occurred on or before August 2, 2021; (vii) by the Company, if all conditions to LTG’s obligation to consummate the Merger are satisfied (or waived) or capable of being satisfied, the Company provides notice to LTG on or after the date on which closing should have occurred pursuant to the Merger Agreement stating that such conditions are satisfied (or waived) or capable of being satisfied and the Company is irrevocably ready, willing and able to consummate the closing, and LTG fails to consummate the Merger withing three business days after delivery of such notice (any such failure by LTG to consummate the Merger, and any of the events or circumstances described in the foregoing clauses (v) or (vi) that give rise to a right of the Company to terminate the Merger Agreement, a “Terminable Breach”); or (viii) by either the Company or LTG, if CFIUS notifies the Company or LTG that CFIUS has completed its review or investigation, has unresolved national security concerns, and intends to send a report to the President requesting the President’s decision whether to suspend or prohibit the Transactions (or has already sent such a report to the President) because it recommends suspension or prohibition or is unable to reach a decision on such a recommendation (a “CFIUS Turndown Event”).

In addition, the Merger Agreement may also be terminated (I) by LTG, if the Board (A) makes a Board Recommendation Change, or (B) fails to timely recommend against acceptance of any tender or exchange offer that constitutes an alternative acquisition proposal, (II) by LTG, if the Company materially breaches its covenants in the Merger Agreement pertaining to alternative acquisition proposals, (III) by the Company prior to receipt of the Stockholder Approval, if the Company receives an alternative acquisition proposal that constitutes a “Superior Proposal” (as defined in the Merger Agreement), the Company complies with it covenants in the Merger Agreement relating to such proposal, and, substantially concurrently with termination, the Company pays a termination fee to LTG and enters into a definitive agreement to consummate such proposal, or (IV) by LTG or the Company, if the Stockholder Approval is not obtained at the Company’s stockholder meeting at which a vote on the adoption of the Merger Agreement is held.

If the Merger Agreement is terminated by LTG or the Company based on the failure to obtain the Stockholder Approval at the Company’s stockholder meeting (as described in clause (IV) of the previous paragraph), and, prior to the date of such meeting, the Company has received a bona fide alternative acquisition proposal (or a bona fide alternative acquisition proposal has been publicly disclosed), which proposal has not been withdrawn prior to the date of such meeting, then the Company will be required to reimburse LTG for LTG’s reasonable and documented out-of-pocket third-party expenses incurred in connection with the preparation, negotiation, execution, and performance of the Merger Agreement and the Merger, up to a maximum of $1,200,000 (the “Expense Reimbursement”). If the Merger Agreement is terminated as described in any of clause (I), (II) or (III) of the previous paragraph, then the Company will be required to pay to LTG a termination fee of $12,000,000 (the “Termination Fee”). The Company will also be required to pay LTG the Termination Fee if (A) the Merger Agreement is terminated (i) by either the Company or LTG based on the failure to consummate the Merger by the Outside Date (but only if, at the time of such termination, the Stockholder Approval has not been obtained), (ii) by either the Company or LTG based on the failure to obtain the Stockholder Approval at the Company’s stockholder meeting (as described in clause (IV) of the previous paragraph), or (iii) by LTG based on the Company’s breach of any representation, warranty, covenant or agreement (or based on any representation or warranty of the Company becoming untrue after the date of the Merger Agreement), (B) prior to the date of such termination (in the case of a termination based on the failure to consummate the Merger by the Outside Date or based on the Company’s breach of any representation, warranty, covenant or agreement (or any representation or warranty of the Company becoming untrue)) or the date of the Company stockholders’ meeting (in the case of a termination based on the failure to obtain the Stockholder Approval at the Company’s stockholder meeting), the Company has received a bona fide alternative acquisition proposal (or a bona fide alternative acquisition proposal has been publicly disclosed), which proposal has not been withdrawn prior to such date, and (C) within twelve months of such termination, the Company consummates any alternative acquisition proposal, or enters into a definitive agreement with respect to any alternative acquisition proposal that is thereafter consummated, in each case which alternative acquisition proposal provides for a transaction or series of transactions (1) pursuant to which any person or “group” (as defined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended) of persons would hold or become the beneficial owner of securities representing 50% or more of the total voting power or 50% or more of the equity securities of the Company (or the surviving entity of such transaction or the direct or indirect parent of the Company), or (2) that entail the acquisition or purchase of assets or businesses that account for 50% or more of the consolidated net revenues, consolidated net income, or total assets of the Company and its subsidiaries. If the Expense Reimbursement is paid to LTG in connection with any termination of the Merger Agreement, it will be credited against any Termination Fee that becomes due to LTG pursuant to the Merger Agreement. If the Company is required to pay (and actually pays) the Expense Reimbursement or the Termination Fee, receipt by LTG of the Expense Reimburse or the Termination Fee is the sole remedy of LTG, except (a) where the Expense Reimbursement (but not the Termination Fee) has been paid, the right to receive the Termination Fee (less the Expense Reimbursement) in the circumstances described above, (b) the right to recover costs of enforcing the Expense Reimbursement or Termination Fee, (c) the right to specific performance, and (d) in the case of “actual and intentional fraud” or “Willful Breach” (in each case, as defined in the Merger Agreement) by the Company.

If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement (including based upon, among other things, (i) a Terminable Breach, (ii) a CFIUS Turndown Event, (iii) a nonappealable final governmental order, decree, ruling, or action pursuant to any antitrust law or pursuant to the DPA (or otherwise in connection with CFIUS’s review of the Merger) that permanently restrains, enjoins or otherwise prohibits the consummation of the Merger, or (iv) failure to consummate the Merger by the Outside Date, where all conditions to LTG’s obligation to consummate the Merger are satisfied (or waived) or capable of being satisfied, except for (A) the condition requiring expiration or termination of the waiting period under the HSR Act, (B) the condition requiring clearance of the Merger by CFIUS, or (C) the condition requiring the absence of orders, stays, decrees, judgments or injunctions, and of statutes, rules or regulations, prohibiting the Merger, where the failure of such condition to be satisfied is a result of an order, stay, decree, judgment or injunction pursuant to any antitrust law or pursuant to the DPA (or otherwise in connection with CFIUS’s review of the Merger) or a statute, rule or regulation that constitutes or is issued under an antitrust law or constitutes part of or is issued under the DPA (or otherwise relates to CFIUS’s review of the Merger)), LTG will be required to pay to the Company a termination fee equal to $12,000,000, plus the Company’s reasonable and documented out-of-pocket third-party expenses incurred during fiscal year 2021 in connection with the preparation, negotiation, execution and performance of the Merger Agreement and the Merger, up to an amount equal to the lesser of (I) $5,000,000 and (II) the difference of 1% of LTG’s market capitalization as of the date of such termination minus $12,000,000. If LTG is required to pay (and actually pays) a termination fee to the Company, receipt by the Company of such fee is the sole remedy of the Company, except (a) the right to recover costs of enforcing such fee, (b) the right to specific performance (subject to the limitations set forth in the Merger Agreement), (c) the right to reimbursement and indemnification with respect to the Company’s cooperation with LTG’s financing, and (d) in the case of “actual and intentional fraud” or “Willful Breach” (in each case, as defined in the Merger Agreement) by LTG, US Holdco or Merger Sub.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of LTG, US Holdco and Merger Sub. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by certain documents filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company prior to the date of the Merger Agreement, (c) have been qualified by confidential disclosures made to LTG, US Holdco and Merger Sub in connection with the Merger Agreement, (d) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (f) have been included in the Merger Agreement for the purpose of allocating risk between the Company, on the one hand, and LTG, US Holdco and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its subsidiaries or business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries or business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting and Support Agreements

On July 15, 2021, concurrently with the execution of the Merger Agreement, LTG, US Holdco and Merger Sub entered into (i) a voting and support agreement (the “Sagard Voting and Support Agreement”) with Sagard Capital Partners, L.P. (“Sagard”) and (ii) voting and support agreements (the “D&O Voting and Support Agreements”) with the directors and certain officers of the Company in their capacities as stockholders of the Company (the “Directors and Officers”, and together with Sagard, the “Covered Stockholders”), which Covered Stockholders collectively, and in the aggregate, hold voting power over approximately 24% of the outstanding Shares. The D&O Voting and Support Agreements and the Sagard Voting and Support Agreement are referred to collectively herein as the “Voting and Support Agreements”. Pursuant to the terms of the Voting and Support Agreements, each of the Covered Stockholders has agreed to vote all of its, his or her, as applicable, Shares (i) in favor of the adoption and approval of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement, (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of such Covered Stockholder contained in its Voting and Support Agreement and (iii) against any alternative acquisition proposal and against any other action, agreement or transaction involving the Company or any of its subsidiaries that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent (A) the consummation of the Merger or the other transactions contemplated by the Merger Agreement or by such Covered Stockholder’s Voting and Support Agreement, (B) the performance by the Company of its obligations under the Merger Agreement or (C) the performance by such Covered Stockholder of its obligations under its Voting and Support Agreement.

Each Voting and Support Agreement will terminate upon the earliest of (i) the Effective Time, (ii) a termination of the Merger Agreement in accordance with its terms, (iii) a Board Recommendation Change solely on account of an “Intervening Event” (as defined in the Merger Agreement), (iv) any amendment, modification, change or waiver to any provision of the Merger Agreement that (A) changes in a manner adverse to the applicable Covered Stockholder the form or amount of consideration payable with respect to the Shares that are subject to such Voting and Support Agreement or (B) materially amends or waives any other terms and conditions of the Merger Agreement in a manner adverse to the applicable Covered Stockholder, and (v) the mutual written consent of the parties to such Voting and Support Agreement.

The foregoing description of the Voting and Support Agreements and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Sagard Voting and Support Agreement, a copy of which is filed as Exhibit 99.1 hereto and the terms of which are incorporated herein by reference, and the form of D&O Voting and Support Agreement, a copy of which is filed as Exhibit 99.2 hereto and the terms of which are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

On July 15, 2021, the Board adopted a proposed amendment (the “Bylaw Amendment”) to the Company’s Amended and Restated Bylaws (as amended, the “Second Amended and Restated Bylaws”), after it had determined that it was advisable and in the best interests of the Company and its stockholders to amend Article III, Section 15 of the Bylaws and to add a new Article VIII, Section 7 to the Bylaws. The Bylaw Amendment, which was effective upon adoption by the Board, designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action, suit, or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, or stockholder of the Company to the Company or the Company’s stockholders or any action asserting a claim for aiding and abetting any such breach of fiduciary duty, (iii) any action, suit, or proceeding arising pursuant to any provision of the Delaware General Company Law, or the Company’s certificate of incorporation Company, or bylaws (as each may be amended from time to time), (iv) any claim as to which the Delaware General Company Law confers jurisdiction upon the Court of Chancery, or (v) any action, suit, or proceeding asserting a claim against the Company or its current or former directors, officers, employees, or stockholders governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware. In addition, the Bylaw Amendment also amended the Amended and Restated Bylaws to clarify and enhance the rights and obligations of the Company with respect to indemnification and the advancement of expenses for the Company’s directors, officers, employees and agents. The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

Press Release Regarding Merger

On July 15, 2021, the Company issued a press release announcing the transaction described in Item 1.01 of this Current Report on Form 8-K. That press release is furnished herewith as Exhibit 99.3.

Additional Expenses – Fiscal Quarter ended June 30, 2021; SEC Investigation

As a result of legal and other administrative expenses incurred by the Company in connection with the transactions (including the Merger) described in Item 1.01 of this Current Report on Form 8-K and the SEC investigation described immediately below, the Company expects to report additional expenses of approximately $1.5 million in the fiscal quarter ended June 30, 2021.

In its Annual Reports on Form 10-K for the years ended December 31, 2018 and 2019, the Company disclosed material weaknesses in its internal control over financial reporting arising from the implementation of a new enterprise resource planning (“ERP”) system. These weaknesses may have resulted in certain revenue recognition issues in the financial results for the years ended December 31, 2018 and 2019.

Following the announcement of the Company’s fiscal year 2019 financial results, the SEC commenced an investigation of the Company’s revenue recognition related to certain fixed price contracts. To date, the SEC’s investigation is on-going and there is no certainty when the SEC investigation will be completed.

The material weaknesses reported for the years ended December 31, 2018 and 2019 have been remediated as of December 31, 2020, and the Company reported in its Form 10-K for the year ended December 31, 2020 that its internal control over financial reporting was effective as of December 31, 2020.

The Company has fully cooperated with the SEC, including the provision of information and analysis related to the areas of focus. Although the Company cannot predict the outcome of the SEC’s inquiry, the Company does not believe the results of the SEC investigation will have a material impact on the Company’s financial condition, results of operations, or cash flows.

Forward-Looking Statements

This filing includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “intend”, “expect”, “estimate”, “plan”, “outlook” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) conditions to the closing of the proposed transaction, including the obtaining of required regulatory or stockholder approvals, may not be satisfied; (2) the proposed transaction may involve unexpected costs, liabilities or delays; (3) the business of the Company and LTG may suffer as a result of uncertainty surrounding the proposed transaction; (4) the outcome of any legal proceedings related to the proposed transaction; (5) the Company and LTG may be adversely affected by other economic, business, and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (7) the ability to recognize benefits of the proposed transaction; (8) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (9) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all; and (10) the risks described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including, without limitation, the risks described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 12, 2021 and as amended April 30, 2021, and as may be revised in the Company’s future SEC filings. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this current report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. None of the Company or LTG undertakes any obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, the Company will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to the Company’s stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORTED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, and on the Company’s website at www.gpstrategies.com and clicking on the “Investors” link and then clicking on the “SEC Filings” link. In addition, the proxy statement and other documents may be obtained free of charge by directing a request to GP Strategies Corporation, Secretary, 70 Corporate Center, 11000 Broken Land Parkway, Suite 300, Columbia, Maryland, 21044, telephone: (443) 367-9600.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers can be found in the Company’s Form 10-K/A filed on April 30, 2021 and other documents subsequently filed by the Company with the SEC. Additional information regarding the interests of the Company’s directors and executive officers in the proposed transaction will be included in the proxy statement for proposed transaction described above when it becomes available. These documents are available free of charge at the SEC’s website at www.sec.gov and the Company’s website at www.gpstrategies.com.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of July 15, 2021, by and among Learning Technologies Group plc, Learning Technologies Acquisition Corporation, Gravity Merger Sub, Inc. and GP Strategies Corporation

3.1	Second Amended and Restated Bylaws of GP Strategies Corporation

99.1	Voting and Support Agreement, dated as of July 15, 2021, by and among Learning Technologies Group plc, Learning Technologies Acquisition Corporation, Gravity Merger Sub, Inc. and Sagard Capital Partners, L.P.

99.2	Form of Voting and Support Agreement by and among Learning Technologies Group plc, Learning Technologies Acquisition Corporation, Gravity Merger Sub, Inc. and directors and certain officers

99.3	Press Release issued by GP Strategies Corporation dated July 15, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

By:	/s/ James Galante
James Galante Senior Vice President, General Counsel, and Secretary

Date: July 15, 2021

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